Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 (including any amendments thereto) filed by Vanguard Natural Resources, LLC, as well as in the notes to the financial statements included in such Form S-1 and to the audit letter dated March 13, 2007, and effective as of January 1, 2005.

We further consent to the reference to our firm as experts in this Form S-1, including the prospectus included in this Form S-1.

Wright & Company, Inc.

By:	/s/ D. Randall Wright
D. Randall Wright
President

Brentwood, Tennessee

September 11, 2007